Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We consent to the incorporation by reference in Registration Statement Nos. 333-272670 and 333-220553 on Form S-8 of Sierra Bancorp and Subsidiary of our report dated March 9, 2023, relating to our audit of the consolidated balance sheet of Sierra Bancorp as of December 31, 2022 and the consolidated statements of income, comprehensive (loss) income, changes in shareholders’ equity and cash flows for each of the years in the two-year period ended December 31, 2022, which appear in this annual report on Form 10-K. San Ramon, California March 22, 2024